UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 11, 2019

Blackstone Mortgage Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-14788	94-6181186
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue, 42nd Floor

New York, New York 10154

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 655-0220

Not Applicable

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 2.02	Results of Operations and Financial Condition.

Preliminary Unaudited Results for the Three Months Ended March 31, 2019

On April 11, 2019, Blackstone Mortgage Trust, Inc. (the “Company”) announced preliminary, unaudited results for the three months ended March 31, 2019 based on currently available information. These preliminary results are being announced in connection with a proposed $400 million senior secured term loan financing transaction. The Company’s independent auditor has not completed a review of these preliminary estimated financial results. The Company’s actual results may vary from the preliminary results, and such variances may be material. In addition, these preliminary results are not necessarily indicative of results to be expected for any future period, including the year ending December 31, 2019. This preliminary financial data has been prepared by and is the responsibility of the Company. The Company has not fully completed its review of these preliminary financial results and final financial results for the three months ended March 31, 2019.

During the quarter ended March 31, 2019, the Company originated or acquired $699 million of loans. The Company funded $806 million under these and other loans and received repayments of $508 million, resulting in net loan fundings of $298 million during the quarter. The Company funded these loans primarily using its secured credit agreements, and expects to have a debt-to-equity ratio, calculated based on total outstanding secured debt and convertible notes, less cash, of 2.8x as of March 31, 2019, consistent with December 31, 2018. Also during the quarter ended March 31, 2019, the Company raised $65 million of net proceeds from issuance of its class A common stock under the Company’s at-the-market program.

During the three months ended March 31, 2019, the Company declared a dividend of $0.62 per share, and expects earnings per share of approximately $0.62 and Core Earnings per share of approximately $0.71. Core Earnings is a measure that is not prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company uses Core Earnings to evaluate its performance excluding the effects of certain transactions and GAAP adjustments that are not necessarily indicative of its current loan origination platform and results of operations. See below for an important additional discussion regarding Core Earnings. The Company expects its book value per share to be approximately $27.32 as of March 31, 2019, an increase of $0.12 compared to the Company’s book value per share of $27.20 as of December 31, 2018.

The following preliminary estimated (unaudited) results summarize the Company’s operations for the three months ended March 31, 2019, including a reconciliation between net income determined in accordance with GAAP and Core Earnings (in millions, except per share data):

Three Months Ended
March 31, 2019
Preliminary
(unaudited)
Net income attributable to Blackstone Mortgage Trust, Inc.	$76.6
Weighted-average shares outstanding, basic and diluted	124.3

Earnings per share, basic and diluted	$0.62

Adjustments to reconcile to Core Earnings
Non-cash compensation expense	7.8
Realized foreign currency gain, net (1)	3.2
Other items	0.1

Core Earnings (2)	$87.7

Weighted-average shares outstanding, basic and diluted	124.3

Core Earnings per share, basic and diluted	$0.71

(1)

Primarily represents the forward points earned on the Company’s foreign currency forward contracts, which reflect the interest rate differentials between the applicable base rate for its foreign currency investments and USD LIBOR. These forward contracts effectively convert the rate exposure to USD LIBOR, resulting in additional interest income earned in U.S. dollar terms. These amounts are not included in GAAP net income, but rather as a component of Other Comprehensive Income in the Company’s consolidated financial statements.

(2)

Core Earnings is a non-GAAP measure, which the Company defines as GAAP net income (loss), including realized gains and losses not otherwise included in GAAP net income (loss), and excluding (i) net income (loss) attributable to the Company’s CT Legacy Portfolio, (ii) non-cash equity compensation expense, (iii) depreciation and amortization, (iv) unrealized gains (losses), and (v) certain non-cash items. Core Earnings may also be adjusted from time to time to exclude one-time events pursuant to changes in GAAP and certain other non-cash charges as determined by BXMT Advisors L.L.C. (the “Manager”), subject to approval by a majority of the Company’s independent directors.

The Company believes that Core Earnings provides meaningful information to consider in addition to the Company’s net income and cash flow from operating activities determined in accordance with GAAP. This adjusted measure helps the Company evaluate its performance excluding the effects of certain transactions and GAAP adjustments that it believes are not necessarily indicative of its current loan portfolio and operations. Although, according to the management agreement between the Manager and the Company (the “Management Agreement”) the Company calculates the incentive and base management fees due to its Manager using Core Earnings before incentive fees expense, the Company reports Core Earnings after incentive fee expense, as it believes this is a more meaningful presentation of the economic performance of its class A common stock.

Core Earnings does not represent net income or cash generated from operating activities and should not be considered as an alternative to GAAP net income, or an indication of the Company’s GAAP cash flows from operations, a measure of its liquidity, or an indication of funds available for its cash needs. In addition, the Company’s methodology for calculating Core Earnings may differ from the methodologies employed by other companies to calculate the same or similar supplemental performance measures, and accordingly, the Company’s reported Core Earnings may not be comparable to the Core Earnings reported by other companies.

In accordance with General Instruction B.2 of Form 8-K, the information contained in this Current Report on Form 8-K is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and will not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the Company’s current views with respect to, among other things, its operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. The Company believes these factors include but are not limited to those described under the section entitled “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as such factors may be updated from time to time in its periodic filings with the Securities and Exchange Commission (“SEC”) which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the filings. The Company assumes no obligation to update or supplement forward looking statements that become untrue because of subsequent events or circumstances.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE MORTGAGE TRUST, INC.

Date: April 11, 2019	By:	/s/ Leon Volchyok
	Name:	Leon Volchyok
	Title:	Head of Legal and Compliance and Secretary